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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 12, 2002, relating to the financial statements and financial highlights which appears in the March 31, 2002 Annual Report to Shareholders of Partners Value Fund, series of Weitz Partners, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Fund Auditor" and "Auditor" in such Registration Statement.

PricewaterhouseCoopers LLP

 New York, New York
July 26, 2002